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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported)     September 16, 1999
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                         CENTURY BUSINESS SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                            22-2769024
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(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                                     0-25890
                                     -------
                            (Commission File Number)


                   6480 Rockside Woods Blvd., South, Suite 330
                              Cleveland, Ohio 44131
                    (Address of principal executive offices)
                                   (Zip Code)
         Registrant's telephone number, including area code (216) 447-9000.
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Item 5.    Other Events

A lawsuit was filed on September 16, 1999 in the United States District Court for the Northern District of Ohio on behalf of purchasers of the common stock of Century Business Services, Inc. ("Century") within the inclusive period of February 6, 1998 through November 23, 1998 alleging false and misleading statements concerning Century's acquisition costs, revenue run rates and goodwill amortization periods. The Plaintiff in the lawsuit is a former shareholder of Century. The Plaintiff alleges actual damages in the amount of $48.125 suffered by the Plaintiff on the purchase and sale of 70 shares of common stock of Century. Century believes the lawsuit is without merit and intends to defend it vigorously. It is the opinion of management that the ultimate resolution of the matter will not have a materially adverse effect on Century's financial position or results of operations.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CENTURY BUSINESS SERVICES, INC.


Date:  September 20, 1999              /s/ Charles D. Hamm, Jr.
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                                       Charles D. Hamm, Jr.
                                       Chief Financial Officer